Exhibit 10(a) Wells Fargo & Company wellsfargo.com November 20, 2019 Scott Powell 4 High Point Circle Chappaqua, NY 10514 scottpowel@aol.com Subject: Offer of Employment Dear Scott, Congratulations! I am pleased to extend you an offer of employment for the Senior Executive Vice President, Chief Operating Officer position with Wells Fargo Bank, N. A. (“Wells Fargo” or “the Company”) reporting directly to me. Your employment is subject to a prior written determination of no supervisory objection from the Office of the Comptroller of the Currency. Pending that supervisory non-objection, your start date will be a date mutually agreed upon, and your office will be at our location in New York, New York. At Wells Fargo, you will have the opportunity to develop your career and take advantage of programs and resources that will help you realize your full personal, financial, and professional potential as we work together to serve our customers and our communities. Please review all of the details related to this offer summarized below. BACKGROUND CHECK This offer is contingent upon successful completion of a background investigation as described in the Conditions of Employment at Wells Fargo section of this letter. Your start date may be affected by the time it takes to complete this process. ANNUAL COMPENSATION As we discussed, your annual base salary rate will be $1,750,000. You will receive your base salary every two weeks, on the Friday following the end of each two-week pay period. Your base salary compensates you for all hours worked in any given week and your biweekly base salary will be calculated based on the exact number of business days within each calendar year. Starting with the 2020 plan year, you will be eligible for an annual bonus under the Wells Fargo Bonus Plan (“Bonus Plan”), which is generally payable in March of the year following the performance period, based on the successful completion of performance objectives and subject to the terms and conditions of the Bonus Plan. Your bonus eligibility will be a range from 0% to 150% of your annual base salary, with a target bonus of 100%. You will play a part in setting your business objectives once you start. Final determination of your earned award under the Bonus Plan will be at the discretion of the Human Resources Committee (“HRC”) of the Board of Directors. Payments may be in the form of cash, long-term equity, long-term cash or a combination, as discretionarily determined by the HRC. The determination and payment of bonus compensation also are subject to the conditions and restrictions imposed under applicable laws, rules, regulations, and orders. Your rights to, or receipt of, compensation pursuant to this offer may be limited, modified, cancelled or recovered to ensure compliance with all such applicable laws, rules, regulations, orders, and guidance that may be issued thereunder. As an important component of your annual compensation, you are also eligible to receive annual long term incentive awards, beginning with performance year 2020 in the form of performance shares, restricted stock or other forms of long term awards. As we discussed, this award is at the Company's discretion but a reasonable expectation for this grant would be $5,500,000 in estimated target value, subject to the vesting period outlined in the plan. Page 1 of 6

Equity awards will be made under the Wells Fargo & Company Long Term Incentive Compensation Plan (“LTICP”). Awards under the LTICP are conditioned upon and subject to the approval of the HRC and are subject to such terms and conditions as approved by the HRC in accordance with the provisions of the LTICP as reflected in the applicable award agreement. To align the recipient's interests with the interests of stockholders generally equity awards at Wells Fargo are subject to a stock ownership obligation. You will receive specific detailed grant terms and information once the award has been approved by the HRC. You must remain actively employed through March 2021 to receive the annual bonus and/or annual long term incentive award. UP-FRONT BONUS You will receive an advance of a signing bonus in the amount of $3,200,000 (the “Up-Front Bonus”), subject to applicable taxes and withholdings. The Up-Front bonus advance is subject to your continued employment and good standing on the pay date, and upon on completion of one full year of employment as described below. Although you acknowledge that you are an at-will employee and not being employed for any particular length of time, you understand that this Up-Front Bonus will be advanced in anticipation of your remaining with Wells Fargo for at least 12 months. You understand this payment will be advanced no later than the second regularly scheduled payroll date following your first day of employment with the Company. However, you understand and agree that your eligibility to earn this Up-Front Bonus is contingent on completion of one full year of employment. Therefore, in consideration of this offer of employment and the Up-Front Bonus, you agree to reimburse the Company for all or a portion of the Up-Front Bonus (subject to applicable taxes and withholdings) if, during your first year of employment, your employment is either voluntarily terminated by you for any reason, or involuntarily terminated by the Company for Cause1 as follows: • If you voluntarily terminate your employment for any reason during your first year of employment, you agree to reimburse the Company 100% of the Up-Front Bonus. • If you are involuntarily terminated by the Company for Cause, you agree to reimburse the Company according to the following schedule: Less than 3 Months in the position: % of Up-Front Bonus Owed to the Company: 75% 3 but less than 6 Months in the position: % of Up-Front Bonus Owed to the Company: 50% 6 but less than 12 Months in the position : % of Up-Front Bonus Owed to the Company: 25% You agree to repay the Company the amount it computes to be due under this agreement on or before the last day of your employment at the Company. To the fullest extent permitted under applicable law, you authorize the Company to deduct up to the entire amount due from any amount owed to you by the Company or any of its subsidiaries or affiliates. Amounts owed to you include, but are not limited to wages, bonuses, incentives or any other form of compensation. If no such deductions are made, or if the deductions made are insufficient to repay the entire amount owed by you, you understand and agree your obligation to pay the Company will continue until you have fully paid all amounts owed pursuant to this agreement. You also specifically agree that the terms of this agreement may not be modified except in writing and no waiver, release or forgiveness of your indebtedness will be valid unless in writing and signed by an officer of the Company. In the event that you are involuntarily terminated by the Company for reasons other than for Cause, you will not be required to reimburse the Up-Front Bonus. WELLS FARGO RESTRICTED SHARE RIGHTS (RSRS) We would also like to offer you a one-time equity award in the form of $7,500,000 worth of Wells Fargo Restricted Share Rights (RSRs). The number of RSRs granted will be based on the award value of $7,500,000 and the closing price per share of Wells Fargo common stock on the date of grant. These RSRs are subject to approval by the Human Resources Committee of the Board of Directors, your active employment with Wells Fargo on the grant date, and your provision to us of sufficient documentation regarding the amount and vesting terms of forfeited compensation from your prior employer. We will submit the recommendation to the HRC 1 For purposes of this agreement, Cause means (i) your receipt of notice of termination by the Company arising from (1) the continued failure by you to substantially perform your duties after receipt of written notice from the Company of such failure and your failure to reasonably cure such failure within 30 days after receipt of such written notice; (2) your conviction of a crime involving dishonesty or breach of trust, conviction of a felony, or commission of any act that makes you ineligible for coverage under Wells Fargo's fidelity bond or otherwise makes you ineligible for continued employment; or (3) your violation of the Company’s policies, including but not limited to the Wells Fargo Code of Ethics and Business Conduct; or (ii) your violation of any securities or commodities laws, any rules or regulations pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company is a member, or violation of any similar federal, state or local law, regulation, ordinance or licensing requirement applicable to employees of financial institutions; or conduct that may reasonably be expected to have a material adverse effect on the financial interest or business reputation of the Company or its affiliates. Page 2 of 6 within the first three months following commencement of your employment. Once awarded, these RSRs will vest in annual installments over 4 years as follows: 40% near the first anniversary of Grant Date, but not earlier than January 1, 2021 20% near the second anniversary of Grant Date, but not earlier than January 1, 2022 20% near the third anniversary of Grant Date, but not earlier than January 1, 2023 20% near the fourth anniversary of Grant Date, but not earlier than January 1, 2024 The RSRs will be subject to the terms of Wells Fargo’s standard form of equity award agreements for executive officers to the extent not inconsistent with this offer letter. You will receive specific detailed grant terms and information once the award has been granted. DEFERRED COMPENSATION You may also be eligible to participate in Wells Fargo's non-qualified deferred compensation plan for highly compensated team members. Under this plan you may elect to defer up to 80% of your base salary and incentive/bonus compensation. If you are interested in participating in this plan, please let me know, and I will confirm the details including enrollment and election timing. You will have 30 days from your start date to enroll for the current plan year, otherwise, you will need to wait until the next enrollment period. BENEFITS PACKAGE Wells Fargo provides a comprehensive benefits package to help team members maintain their overall health and wellness and to achieve financial security. Your benefits coverage will take effect the first of the month following the completion of one full calendar month of employment. We'll provide you with more detailed information soon. If you haven't received your benefits materials by the end of your first work week, call the Wells Fargo's dedicated support center for team members, at 1-877-HRWELLS (1-877-479-3557) to order a benefits enrollment kit. If you don’t enroll during your initial benefits enrollment period, your next annual enrollment opportunity will be for benefits effective the following year. Some positions at Wells Fargo are identified as sensitive positions. This requires a team member in one of these positions to complete a two week or 10 consecutive working days required absence from the position responsibilities each calendar year to meet regulatory requirements. Please note that the position you are being offered is a sensitive position subject to this requirement. You'll quickly discover that key values at Wells Fargo include accountability, integrity, customer focus, and diversity. As a financial services institution, we are entrusted with confidential information and the resources of our customers - a trust we take very seriously. We also have a responsibility as an employer to share with you some basic conditions of employment at Wells Fargo - you'll find those within this letter; please read them carefully. NEXT STEPS Once again, I'd like to warmly welcome you to Wells Fargo! Once you have completed your review of the offer letter and Conditions of Employment, as an indication of your acceptance of our offer, please sign the last page of this document. When you start work, you'll receive access to the Handbook for Wells Fargo Team Members, tax forms, and additional paperwork that you will need to get started in your new career. On your first day, please be sure to bring acceptable documents for establishing your employment eligibility as outlined in the Conditions of Employment at the end of this letter. You will need these documents in order to complete your new hire paperwork. Sincerely, Charles W. Scharf Chief Executive Officer and President Wells Fargo Bank, N. A. MAC J0193-610 500 W 33rd Street, 61st Floor New York, NY 10001-1301 212-214-2900 Cs1852@wellsfargo.com Page 3 of 6

Conditions of Employment at Wells Fargo The offer letter, including these Conditions of Employment, the Trade Secrets Agreement, and the Arbitration Agreement, constitutes the entire agreement between you and Wells Fargo. No other guarantees or promises of any kind have been made concerning the terms of your employment. Only an officer of Wells Fargo, at the level of executive vice president or higher, who is authorized by the senior Human Resources manager for your region or line of business may change or modify these terms. Your employment with Wells Fargo has no specified term or length. Both you and Wells Fargo have the right to terminate your employment at any time, with or without advance notice and with or without cause. This is called "employment at will." This offer is contingent upon your ability to provide, on or before the first day of employment, documentation that verifies your identification and eligibility to work in the United States, as outlined by the Immigration Reform and Control Act of 1986. As a result of federal legislation, and because Wells Fargo is a federal contractor, this offer is also contingent upon your ability to successfully pass the federal E-Verify system check within the requisite period of time permitted by the E-Verify rules. Further, it does not include an offer by Wells Fargo for visa sponsorship. As part of the process to verify your identity and eligibility to work in the United States, you should take the following steps to be prepared on your first day of employment: 1. Access the electronic Form I-9, Employment Eligibility Verification, using the Cisive system. 2. Follow the instructions for completing section 1 of Form I-9. 3. Determine which acceptable document(s) you will provide on your first day of employment to verify your identity and eligibility to work in the United States. The lists of acceptable documents are on Form I-9. Verify that the documents meet the unexpired date(s) requirement under Form I-9 rules. 4. Bring the original document(s) (including a picture ID for E-Verify identification purposes) on your first day and each day thereafter until your manager (or manager's designee) completes the review and verification process. Additionally, all new hires and rehires are required to complete a Team Member Acknowledgment. The form outlines your responsibilities to adhere to the provisions set forth in the Wells Fargo Team Member Handbook, Code of Ethics and Business Conduct, Risk Management Accountability Policy, Information Security Policy overview and the Electronic Human Resources systems authorization. The Code of Ethics policies include restrictions on Personal Conflict of Interest activities, including certain outside activities and a prohibition from engaging in derivative and hedging transactions involving Wells Fargo securities. If you need more information about the policies to understand the impact of these restrictions, please discuss with the hiring manager before accepting this offer. Section 19 of the Federal Deposit Insurance Act prohibits Wells Fargo from hiring any person who has been convicted of a criminal act involving dishonesty, breach of trust, or money laundering (including distribution, manufacturing, or trafficking in controlled substances), unless the person has received prior written consent from the FDIC or the offense meets the FDIC’s de minimis criteria. Under Section 19, disqualifying criminal records include convictions that have not otherwise been completely expunged as well as entry into pre-trial diversion or similar programs with respect to such crimes. Information regarding Section 19 as well as the FDIC waiver process can be found on the FDIC’s website (https://www.fdic.gov/regulations/laws/FORMS/section19.html). All team members must also meet Wells Fargo’s fidelity bond requirements. Therefore, this offer is contingent on the results of your background investigation (both domestic and international, if applicable) which includes fingerprinting, required regulatory reviews and any ongoing screening for continued employment. To protect Wells Fargo’s intellectual property and human capital, all new hires are required to complete a corporate Trade Secrets Agreement. The Trade Secrets Agreement contains an agreement not to disclose Wells Fargo trade secrets and confidential and proprietary information, an agreement for non-solicitation, and assignment of inventions to Wells Fargo if the inventions were made or conceived while you were employed by Wells Fargo. Page 4 of 6

In addition, when employment disputes cannot be resolved internally, it is helpful to do so through private arbitration instead of court. All new hires are required to complete an Arbitration Agreement in which you and Wells Fargo mutually agree to final and binding arbitration of your employment disputes when they cannot be resolved internally. Page 5 of 6

By signing and submitting this offer letter you accept and agree to all terms and conditions of this offer of employment effective upon the effectiveness of your resignation from Santander. Accepted and agreed to by: ____________________ _____ Signature for Scott Powell Date Page 6 of 6